Exhibit 99.1

Esperion Announces Proposed Public Offering of Common Stock

January 18, 2024

ANN ARBOR, Mich., Jan. 18, 2024 (GLOBE NEWSWIRE) -- Esperion Therapeutics, Inc. (“Esperion”, “we”, “us” or “our”) (Nasdaq: ESPR) announced today that it has commenced an underwritten public offering of shares of its common stock. In connection with this offering, Esperion expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock at the public offering price, less underwriting discounts and commissions. All shares to be sold in the proposed offering of common stock will be sold by Esperion.

The offering of common stock is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC is acting as sole book-running manager for the offering.

Esperion intends to use the net proceeds from the offering of common stock, together with its existing cash and cash equivalents, to fund the ongoing commercialization efforts for NEXLETOL (bempedoic acid) and NEXLIZET (bempedoic acid and ezetimibe), research and clinical development of current or additional pipeline candidates, working capital, capital expenditures, and general corporate purposes.

A registration statement relating to the offering of common stock has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on April 26, 2022. The offering of common stock will be made only by means of a prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, by telephone at 877-821-7388, or by email at prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Esperion Therapeutics

At Esperion, we discover, develop, and commercialize innovative medicines to help improve outcomes for patients with or at risk for cardiovascular and cardiometabolic diseases. The status quo is not meeting the health needs of millions of people with high cholesterol – that is why our team of passionate industry leaders is breaking through the barriers that prevent patients from reaching their goals. Providers are moving toward reducing LDL-cholesterol levels as low as possible, as soon as possible; we provide the next steps to help get patients there. Because when it comes to high cholesterol, getting to goal is not optional. It is our life’s work. For more information, visit esperion.com and esperionscience.com and follow us on Twitter at twitter.com/EsperionInc.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, statements related to the terms, timing and completion of the proposed public offering, the satisfaction of customary closing conditions related to the proposed public offering and the intended use of proceeds from the proposed public offering. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: fluctuations in Esperion’s stock price, changes in market conditions, the completion of the public offering on the anticipated terms or at all, and the risks detailed in Esperion’s filings with the SEC, including in our most recent Annual Report on Form 10-K and in subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Esperion Contact Information:

Investors:

Alexis Callahan

investorrelations@esperion.com

(406) 539-1762

Media:

Tiffany Aldrich

corporateteam@esperion.com

(616) 443-8438